Exhibit (d)(xvi) under Form N1-A
                                              Exhibit 10 under Item 601/Reg. S-K


                                  AMENDMENT TO
                              SUBADVISORY AGREEMENT
                                      AMONG
                               MTB GROUP OF FUNDS
                          MTB INVESTMENT ADVISORS, INC.
                                       AND
                          INDEPENDENCE INVESTMENT, LLC


     This Amendment to the Subadvisory Agreement ("Agreement") dated August 22, 2003 among MTB Group of Funds ("Trust"), MTB Investment Advisors, Inc. ("Adviser"), and Independence Investment, LLC. ("Subadviser") is made and entered into as of the 15th day of December, 2003.

     WHEREAS, the Subadviser, the Trust and the Adviser have entered into the Agreement on behalf of MTB Mid Cap Stock Fund ("Fund"); and

     WHEREAS, the Subadviser may deem it advantageous to the Fund to place portfolio securities trades ("Rule 17a-10 Trades") for the Fund through (i) a broker-dealer affiliate of the subadviser to another portfolio of the Trust; or
(ii) a broker-dealer affiliate of the subadviser to a discrete portion of the Fund; and

     WHEREAS, on January 24, 2003, the Securities and Exchange Commission took action to permit a subadviser to engage in Rule 17a-10 Trades without complying with certain provisions of Rule 17e-1 of the Investment Company Act of 1940, provided that the relevant subadvisory contracts prohibit the relevant subadvisers from consulting with each other concerning portfolio transactions;

     NOW, THEREFORE, the parties, intending to be bound, hereby agree that the Agreement is hereby amended to add a new Section 14(i), to read in its entirety as follows:

     "(i) Sub-Adviser is prohibited from consulting with any entity which subadvises any other portfolio of the Trust, or any portion of any such portfolio ("Another Subadvised Fund"), concerning transactions for the Fund or Another Subadvised Fund."

     WITNESS the above execution hereof this 15th day of December, 2003.

                    MTB GROUP OF FUNDS
                    By:    /s/ Beth S. Broderick
                           -----------------------------------------
                    Name:  Beth S. Broderick
                    Title: Vice President

                    MTB INVESTMENT ADVISORS, INC.
                    By:    /s/ William F. Dwyer
                           -----------------------------------------
                    Name:  William F. Dwyer
                    Title: President & CIO

                    INDEPENDENCE INVESTMENT, LLC

                    By:    /s/ Mark C. Lapman
                           -----------------------------------------
                    Name:  Mark C. Lapman
                    Title: President & CEO